UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2003

MOBILE MINI, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 894-6311

None

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 12. Results of Operation and Financial Condition.
SIGNATURES
EX-99.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

99.1	Registrant’s press release, dated October 29, 2003.

Item 12. Results of Operation and Financial Condition.

On October 29, 2003, we announced our results of operations and financial position as of and for the third quarter of our fiscal year ending December 31, 2003. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 12 by reference.

The announcement includes the financial measure “EBITDA” and certain pro forma financial results. The EBITDA and pro forma financial measures may each be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission. EBITDA represents income from continuing operations for the stated period and excludes income taxes, interest expense and depreciation and amortization for the same period. We reference EBITDA as a financial measure as a management group in our decision-making because it provides supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ operating performance. In addition, several of the financial covenants under our revolving loan agreement are expressed by reference to this financial measure. The pro forma financial results that we report show our operating results absent litigation costs and related expenses that we incurred during the relevant period in connection with specified Florida litigation matters and absent costs associated with our debt restructuring in the second quarter of 2003 when we issued $150 million of our senior notes due 2013 and amended our revolving credit facility. In its decision-making, management adjusts results to exclude these litigation costs and other expenses, particularly when making operational decisions that involve branch operations and expansion opportunities. We include the EBITDA and the pro forma financial measures in the earnings announcement to provide transparency to investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: October 29, 2003	/s/ Larry Trachtenberg
	Name:	Larry Trachtenberg
	Title:	Executive Vice President and
Chief Financial Officer